Exhibit 99.1

Double-Take Software, Inc. Provides Preliminary Third Quarter Financial Results

SOUTHBOROUGH, Mass.--(BUSINESS WIRE)--Double-Take Software, Inc. (NASDAQ: DBTK), today announced preliminary results for the third quarter of 2008. Based on preliminary financial data, the Company now expects third quarter revenue to be in the range of $23.8 million to $24.0 million, compared to its previous guidance of $25.7 million to $26.3 million. The Company expects net income per diluted share to be $0.10 to $0.11 per share and adjusted, non-GAAP net income per diluted share to be $0.14 to $0.15 per share. Previous guidance for adjusted, non-GAAP net income per diluted share was $0.15 to $0.16 per share.

“In the latter part of September customers delayed closings on a number of expected deals in both Europe and in the American regions. This apparent push of business is atypical for Double-Take and has not been experienced to such extent previously in the US market,” said Dean Goodermote, Chairman and CEO of Double-Take Software, Inc. “The deals in question generally were our larger opportunities, and were across multiple verticals; though we did experience specific issues with some financial institutions and companies in the Houston area affected by hurricane Ike. "While the expected revenue miss may not require us to pre release, management believes that it is important to provide this new information as timely as possible to the investment community," concluded Goodermote.

The Company will release final results for the third quarter on October 28, 2008 and will host a conference call to discuss its final financial results on Tuesday, October 28, 2008 at 4:30 p.m. EDT.

The Company calculates adjusted non-GAAP income per share by excluding the effects of non-cash stock based compensation, resulting from the application of SFAS 123R, from Operating Expenses.

See “Non-GAAP Financial Measures” and “Important Note to Investors” below

Non-GAAP Financial Measures

Double-Take Software, Inc. has provided in this press release adjusted non-GAAP income per share financial information that has not been prepared in accordance with generally accepted accounting principles, or GAAP. Double-Take Software, Inc. uses this non-GAAP financial measure internally in analyzing its financial results and believes it is useful to investors as a supplement to, but not as a substitute for, GAAP measures in evaluating the Company’s operational performance. Double-Take Software, Inc. believes that the use of this non-GAAP financial measure provides an additional tool for investors to use in evaluating operating results and trends, and in comparing its financial results with other companies in Double-Take Software, Inc.’s industry, many of which present similar non-GAAP financial measures to investors. The adjusted non-GAAP income per share presented above excludes non-cash stock-based compensation charges of approximately $.04 per share from our results and exclude the effect of these charges in the related diluted share count.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures.

About Double-Take® Software

Headquartered in Southborough, Massachusetts, Double-Take® Software (Nasdaq: DBTK) is a leading provider of affordable software for recoverability, including continuous data replication, application availability and system state protection. Double-Take Software products and services enable customers to protect and recover business-critical data and applications such as Microsoft Exchange, SQL, and SharePoint in both physical and virtual environments. With its unparalleled partner programs, technical support, and professional services, Double-Take Software is the solution of choice for more than sixteen thousand customers worldwide, from SMEs to the Fortune 500. Information about Double-Take Software's products and services can be found at www.doubletake.com.

Important Note to Investors

This release includes forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by phrases that say Double-Take or its management "believes," "expects," "anticipates," "foresees," "forecasts," "estimates" or other words or phrases of similar import. Similarly, statements in this release that describe the Company's business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements. All forward-looking statements are inherently speculative, and are subject to risks and uncertainties that could cause actual results to differ materially from those anticipated in forward-looking statements. These risks and uncertainties include those set forth from time to time in our filings with the Securities and Exchange Commission. We are under no obligation, and do not undertake any duty, to update these forward looking statements at any time.

© Double-Take Software. All rights reserved. Double-Take, GeoCluster and Double-Take for Virtual Systems are registered trademarks of Double-Take Software, Inc. Balance and Double-Take ShadowCaster are trademarks of Double-Take Software, Inc. Microsoft, Windows, and the Windows logo are trademarks or registered trademarks of Microsoft Corporation in the United States and/or other countries. All other trademarks are the property of their respective companies.

CONTACT:
Double-Take Software, Inc.
S. Craig Huke, 317-572-1857
Chief Financial Officer
investor@doubletake.com
or
Sapphire Investor Relations, LLC
Erica Mannion, 212-766-1800
Investor Relations
investor@doubletake.com